Exhibit 99.1
Global Cash Access Reports Fourth Quarter and Fiscal Year 2009 Results
Announces $25 Million Share Repurchase Program
Las Vegas, NV — February 23, 2010 — Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) today announced financial results for the quarter and year ended December 31, 2009.
Fiscal Fourth Quarter 2009 Results
For the quarter ended December 31, 2009, revenues were $148.8 million, a decrease of 15.6% over the $176.3 million in revenues recorded in the same quarter last year. Revenues during the quarter were adversely impacted by the continued weakness in the gaming sector and consumer revolving credit. As a result of the weaker than expected revenue, operating income and cash earnings per share from continuing operations (“Cash EPS”) (see Non-GAAP Financial Information below) were down 13% and 11%, respectively.
The results for the quarter and the year include the receipt of $2.75 million related to the Visa Check/MasterMoney Antitrust Litigation which has been included in our operating results as a reduction in operating expense. The recognition of these proceeds contributed approximately $0.02 per share to the quarter on a GAAP basis. The fourth quarter of 2008 results of operations included approximately $0.4 million related to the same matter.
Fiscal Year 2009 Results
For the year ended December 31, 2009, revenues were $667.7 million, a decrease of 0.6% from the $671.6 million in revenues recorded in fiscal year 2008 while GAAP EPS and Cash EPS grew on a year over year basis by 25% and 7.6%, respectively.
“Clearly, conditions in the gaming industry remain challenging. While navigating through these difficult business conditions, we are very proud of our accomplishments in 2009 and are very excited about the future. We were able to maintain revenue near 2008 levels and grow earnings per share from continuing operations 25% through cost control and capital allocation measures. We believe that the Company’s regulatory and legal issues are now behind us, including a settlement of the securities class action litigation which is pending court approval. We now can refocus our attention on our pipeline of innovation, including product and service enhancements that will further strengthen our position as the leading provider of cash access solutions to the gaming industry,” said Scott Betts, President and Chief Executive Officer of Global Cash Access.
“We believe our recent client renewals and wins, including Wynn Resorts, are indicative of not only our unique offerings, strong service and value proposition, but our thought leadership and commitment to technological innovation. In 2009, we provided almost $22 billion in disbursements to gaming patrons and we are working diligently to transform the cash access relationship into a cashless gaming environment,” added Mr. Betts. “Given the continued cash generating capabilities of the Company, we are pleased to announce our Board of Directors recently authorized an additional $25 million share repurchase program.”
2010 Outlook
The Company continues to believe the timing and the extent of a recovery, if any, in the markets it serves remains unclear and further believes that this uncertainty will continue for the foreseeable future. The Company expects that revenue will be approximately flat to slightly down from the revenue reported in 2009. Diluted earnings per share from continuing operations are expected to be approximately comparable to the $0.45 reported in 2009 and cash earnings per share are expected to be $0.02 to $0.04 better than the $0.71 reported in 2009.

The foregoing expectations reflect the following assumptions:
•	An effective tax rate for the full year of approximately 38%;

•	Cash outlays for capital expenditures of approximately $7 to $9 million;

•	Fully diluted shares outstanding for the full year of approximately 69 to 71 million; and

•	The acquisition of Western Money Systems will close towards the middle of the year.
Investor Conference Call and Webcast
The Company will host an investor conference call to discuss its fourth quarter and fiscal year 2009 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (866) 788-0543 or for international callers (857) 350-1681; the conference ID is 76202378. A replay will be available one hour after the call and can be accessed by dialing (888) 286-8010 or (617) 801-6888 for international callers; the conference ID is 51240577. The call will be webcast live from the Company’s website at www.gcainc.com under the investor relations section.
Non-GAAP Financial Information
In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, adjusted EBITDA and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, adjusted EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, (a) our belief that all of the Company’s regulatory and legal issues are behind us; (b) our belief that refocusing our attention on our pipeline of innovation including product and service enhancements will further strengthen our position as the leading provider of cash access solutions to the gaming industry; (c) our belief that our recent client renewals and wins, including Wynn Resorts, are indicative of our unique offerings, strong service and value proposition, thought leadership and technological innovation, (d) our belief that timing and the extent of a recovery, if any, in the markets we serve remains unclear and that this uncertainty will continue for the foreseeable future; (e) our 2010 revenue, diluted earnings per share, and cash earnings per share expectations and the assumptions upon which they are based; (f) our expectation that our effective tax rate for the full year 2010 will be approximately 38%; (g) our expectation that cash outlays for capital expenditures will be between approximately $7 and $9 million; (h) our assumption that there will be approximately 69 to 71 million diluted shares outstanding; (i) our belief that our acquisition of Western Money Systems will close towards the middle of the year and (j) our belief that EBITDA, adjusted EBITDA, and Cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing is helpful to investors.
Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) unexpected events that may delay or prohibit a final settlement of the securities class action litigation; (b) unexpected events that may delay or prohibit our proposed technology, including licensing and regulatory issues or unexpected changes in the market place,; (c) unexpected changes in the market and economic conditions; (d) reduced demand for or increased competition with our products and services that affects our 2010 revenue, diluted earnings per share, cash earnings per share and EBITDA;

(e) unexpected events that may require us to incur additional expense investment in our platforms; (f) unexpected adjustments to average 30-day LIBOR or the amount of outstanding balances subject to 30-day LIBOR; (g) with respect to our expectation that our effective tax rate will be approximately 38% for the full year 2010 (i) incurrence of expenses that are not deductible for tax purposes, and (ii) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (h) unexpected events that may require capital expenditures to materially differ from those expected; and (i) unanticipated share issuances or redemptions, and (i) inaccuracies in our assumptions as to the financial measures that investors use or the manner in which such financial measures may be used by such investors.
The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) on March 13, 2009 and our subsequent quarterly reports on Form 10-Q, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.
About Global Cash Access Holdings, Inc.
Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.
CONTACT:

Investor Relations	Media Relations
Don Duffy, ICR	Liz Brady, ICR
203-682-8215	646-277-1226
IR@gcamail.com	lbrady@icrinc.com

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except par value)
(unaudited)

	12/31/2009	12/31/2008
ASSETS
Cash	$84,768	$77,148
Restricted cash and cash equivalents	369	388
Settlement receivables	11,001	51,604
Other receivables, net	24,523	16,759
Prepaid and other assets	10,415	11,867
Assets held for sale	—	1,540
Property, equipment and leasehold improvements, net	19,419	24,419
Goodwill, net	174,354	183,929
Other intangibles, net	28,154	34,982
Deferred income taxes, net	148,764	156,514

Total assets	$501,767	$559,150

LIABILITIES AND STOCKHOLDERS EQUITY
LIABILITIES
Settlement liabilities	$61,313	$79,150
Accounts payable	28,482	35,561
Accrued expenses	16,813	17,811
Borrowings	249,750	265,750

Total liabilities	356,358	398,272

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 500,000 shares authorized and 68,981 and 74,944 shares issued at December 31, 2009 and 2008, respectively	83	83
Preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at December 31, 2009 and 2008, respectively.	—	—
Additional paid in capital	183,486	172,119
Retained earnings	71,302	37,659
Accumulated other comprehensive income	2,190	1,243
Treasury stock, at cost, 15,404 and 6,017 shares at December 31, 2009 and 2008, respectively.	(111,564)	(50,226)

Total Global Cash Access Holdings, Inc. stockholders’ equity	145,497	160,878

Minority interest	(88)	—

Total stockholders’ equity	145,409	160,878

Total liabilities and stockholders’ equity	$501,767	$559,150

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES:
Cash advance	$63,415	$82,156	$289,314	$326,476
ATM	73,368	78,452	325,953	289,122
Check services	7,734	10,887	38,525	42,366
Central Credit and other revenues	4,239	4,761	13,928	13,644

Total revenues	148,756	176,256	667,720	671,608
Cost of revenue	111,147	130,748	501,810	492,974
Operating expenses	17,283	22,281	76,005	83,962
Amortization	1,901	2,605	8,113	7,151
Depreciation	2,400	2,173	9,738	8,875

OPERATING INCOME	16,025	18,449	72,054	78,646
INTEREST INCOME (EXPENSE), NET
Interest income	41	494	303	2,229
Interest expense	(4,378)	(7,083)	(18,263)	(30,117)

Total interest income (expense), net	(4,337)	(6,589)	(17,960)	(27,888)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	11,688	11,860	54,094	50,758
INCOME TAX PROVISION	4,442	7,373	20,556	23,349

INCOME FROM CONTINUING OPERATIONS, NET OF TAX BEFORE MINORITY OWNERSHIP LOSS	7,246	4,487	33,538	27,409
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	—	67	44	(3,939)

NET INCOME ATTRIBUTABLE TO GCA HOLDINGS, INC.	7,246	4,554	33,582	23,470

MINORITY OWNERSHIP LOSS, NET OF TAX	11	—	56	86

NET INCOME	7,257	4,554	33,638	23,556

Foreign currency translation, net of tax	151	(1,058)	947	(1,465)

COMPREHENSIVE INCOME	$7,408	$3,496	$34,585	$22,091

Basic net income per share of common stock
Continuing operations	$0.10	$0.06	$0.45	$0.36

Discontinued operations	$—	$—	$—	$(0.05)

Basic net income per share of common stock	$0.10	$0.06	$0.45	$0.31

Diluted net income per share of common stock
Continuing operations	$0.10	$0.06	$0.45	$0.36

Discontinued operations	$—	$—	$—	$(0.05)

Diluted net income per share of common stock	$0.10	$0.06	$0.45	$0.31

Weighted average number of common shares outstanding
Basic	69,800	76,745	74,232	76,787
Diluted	71,353	76,755	75,356	76,796

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands, except per share)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,246	$4,603	$33,582	$23,470
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of financing costs	244	244	973	973
Amortization of intangibles	1,900	2,256	8,196	6,802
Depreciation	2,402	2,716	9,740	9,418
Loss on sale of or disposal of assets	113	—	139
Provision for bad debt	2,003	3,367	7,955	17,565
Deferred income taxes	7,220	7,194	19,578	20,677
Stock-based compensation	2,251	2,360	8,454	9,050
Changes in operating assets and liabilities:
Settlement receivables	(37,584)	(12,777)	9,220	16,425
Receivables other, net	(9,596)	13,515	(11,850)	4,281
Prepaid and other assets	490	(474)	577	(1,400)
Settlement liabilities	55,588	29,953	13,505	(30,649)
Accounts payable	(3,517)	(267)	(7,528)	8,393
Accrued expenses	3,377	(6,423)	(1,578)	(13,681)

Net cash provided by operating activities	32,137	46,267	90,963	71,324

CASH FLOWS FROM INVESTING ACTIVITIES:
Certegy Gaming acquisition, net of cash	—	4,036	—	(20,783)
Cash Systems, Inc. acquisition, net of cash	(38)	(182)	(38)	(30,098)
Purchase of property, equipment and leasehold improvements and other intangibles	(1,919)	(1,283)	(7,216)	(8,819)
Change in restricted cash and cash equivalents	37	(2)	19	992

Net cash used in investing activities	(1,920)	2,569	(7,235)	(58,708)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	—	—	—	121,000
Repayments under credit facility	(250)	(30,250)	(16,000)	(118,730)
Proceeds from exercise of stock options	292	—	2,913
Purchase of treasury stock	(19,310)	(25)	(61,338)	(9,487)

Cash flow from financing activities	(19,268)	(30,275)	(74,425)	(7,217)

Exchange rate impact	107	(806)	(1,683)	686

Change in cash	11,056	17,755	7,620	6,085
Cash beginning of period	73,712	59,393	77,148	71,063

Cash end of period	$84,768	$77,148	$84,768	$77,148

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Diluted Cash Earnings Per Share to Diluted Earnings Per Share
from Continuing Operations, and Operating Income to EBITDA
(amounts in thousands)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
Reconciliation of income from continuing operations to diluted cash earning

Income from continuing operations	$7,246	$4,487	$33,538	$27,409
Plus: deferred tax amortization related to acquired goodwill	4,969	10,246	19,874	23,349

Cash earnings	$12,215	$14,733	$53,412	$50,758

Diluted cash earnings per share from continuing operations	$0.17	$0.19	$0.71	$0.66

Reconciliation of operating income to EBITDA Operating income	$16,025	$18,449	$72,054	$78,646
Plus: amortization	1,901	2,605	8,113	7,151
depreciation	2,400	2,173	9,738	8,875

EBITDA	$20,326	$23,227	$89,905	$94,672

Equity compensation expense	2,251	2,360	8,454	9,050

Adjusted EBITDA	$22,577	$25,587	$98,359	$103,722

Weighted average number of common shares outstanding
Diluted	71,353	76,755	75,356	76,796

Other Data (unaudited)
Aggregate dollar amount processed (in billions)
Cash advance	$1.3	$1.6	$5.7	$6.5
ATM	$3.2	$3.6	$14.5	$14.0
Check warranty	$0.3	$0.5	$1.5	$1.8

Number of transactions completed (in millions)
Cash advance	2.6	3.1	11.7	12.2
ATM	18.7	20.6	83.4	77.4
Check warranty	1.3	1.7	6.3	6.5